Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262910) of Maris Tech Ltd. of our report dated April 28, 2022, relating to the financial statements, which appears in this Form 20-F.

Haifa, Israel	/s/ Kesselman & Kesselman
April 28, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel

Telephone: +972 -4- 8605000, Fax:+972 -4- 8605001, www.pwc.com/il